Exhibit 99.1

Contact:	Brad Belhouse – Investors	Gary Thompson – Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6367	(702) 407-6529

Release #HET 07-0452

Harrah’s Entertainment Completes Acquisition of Horseshoe Gaming

LAS VEGAS, July 1, 2004 – Harrah’s Entertainment, Inc. (NYSE: HET) said today it has completed its previously announced acquisition of Horseshoe Gaming Holding Corp.

With the acquisition, Harrah’s adds to its portfolio Horseshoe properties in Hammond, Indiana; Bossier City, Louisiana; and Tunica, Mississippi.

Founded 66 years ago, Harrah’s Entertainment, Inc. owns or manages through various subsidiaries 28 casinos in the United States, primarily under the Harrah’s brand name. Harrah’s Entertainment is focused on building loyalty and value with its valued customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at www.harrahs.com.

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